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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 28, 2006

                              CONNETICS CORPORATION
             (Exact name of Registrant as specified in its charter)

            Delaware                        0-27406              94-3173928
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
         incorporation)                                     Identification  No.)

         3160 Porter Drive, Palo Alto, California                   94304
         (Address of principal executive offices)                 (Zip Code)

                                 (650) 843-2800
              (Registrant's telephone number, including area code)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.


As previously announced, on December 28, 2006, the merger contemplated by that certain Agreement and Plan of Merger, dated as of October 22, 2006, by and among Stiefel Laboratories, Inc. ("Stiefel"), Clear Acquisition Sub, Inc., a wholly owned subsidiary of Stiefel Laboratories, Inc. ("Merger Sub"), and Connetics Corporation ("Connetics"), whereby Merger Sub merged with and into Connetics, with Connetics surviving as a wholly owned subsidiary of Stiefel Laboratories, Inc. (the "Merger") was consummated. On December 28, 2006, Stiefel entered into a First Lien Credit Agreement and a Second Lien Credit Agreement (collectively, the "Credit Agreements") with Deutsche Bank Trust Company Americas and the lenders party thereto, in order to finance a portion of the purchase price paid to the securityholders of Connetics in the Merger. In connection with the Credit Agreements, Connetics entered into a Guaranty Agreement pursuant to which Connetics jointly and severally with certain other subsidiaries of Stiefel guaranteed the payment obligations of Stiefel under the Credit Agreements. Additionally, in connection with the Credit Agreements, Connetics entered into a Security Agreement pursuant to which Connetics granted a security interest in all of its assets and the assets of its wholly owned subsidiaries as security for the payment obligations of Stiefel under the Credit Agreements.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  January 4, 2007                       CONNETICS CORPORATION



                                             By: /s/ Michael Cornelius
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                                             Name: Michael Cornelius
                                             Title: Executive Vice President